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                                                                    EXHIBIT 99.2


                                   CORZON INC.
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                 LECSTAR COMMUNICATIONS CORPORATION SHAREHOLDERS
                          APPROVE ACQUISITION AGREEMENT

         BRIDGEPORT, CONNECTICUT - Corzon, Inc. (OTC-BB: CRZN), an international telecommunications company, announced today that a majority of the shareholders of LecStar Communications Corporation have approved the Agreement and Plan of Merger between Corzon and LecStar that was previously announced on January 8, 2001. Located in Atlanta, Georgia, LecStar provides broadband services, dedicated ATM connectivity and flexible bandwidth that delivers voice, video, data and Internet applications over a single converged network.

         LecStar, in conjunction with Corzon's London based subsidiary B4B Communications, Ltd., gives the Company an international presence and network infrastructure.

         Upon closing of the transaction, three LecStar appointees will be named to Corzon's five person Board of Directors.

         Corzon is headquartered in Bridgeport, Connecticut. Contact Larry Shatsoff at 203-333-6389. LecStar is headquartered in Atlanta, Georgia. Contact Jim Grenfell, CFO at 404-659-9500.


Note: Statements in this press release which are not historical may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Corzon believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Corzon's expectations include completion of pending investments, continued availability to originate new investments, the availability and cost of capital for future investments, competition within the industry, economic conditions and other risks detailed from time to time in Corzon's SEC reports. The proposed transaction is subject to various conditions that may not occur. No assurance can be given that the transaction will be closed, or if it closes, that investors in Corzon will retain any level of value. The financial information with respect to LecStar has been provided to Corzon by LecStar and has not been audited or verified independently.

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              1087 BROAD STREET, FOURTH FLOOR, BRIDGEPORT, CT 06604
        PHONE: (203) 333-6389 FAX: (203) 335-1455 EMAIL: IRCORZON@AOL.COM